PennantPark Investment Corporation Announces Financial Results for the Quarter Ended June 30, 2016

NEW YORK, NY -- (Marketwired - August 08, 2016) - PennantPark Investment Corporation (NASDAQ: PNNT) announces financial results for the third fiscal quarter ended June 30, 2016.

HIGHLIGHTS
Quarter ended June 30, 2016
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                            $ 1,236.6
  Net assets                                                      $   635.6
  Net asset value per share                                       $    8.94

  Credit Facility                                                 $   101.1
  2019 Notes                                                      $   249.7
  SBA debentures                                                  $   193.1
  2025 Notes                                                      $    70.6

Yield on debt investments at quarter-end                               11.8%

Operating Results:
  Net investment income                                           $    17.8
  Net investment income per share                                 $    0.25
  Distributions declared per share                                $    0.28

Portfolio Activity:
  Purchases of investments                                        $    90.5
  Sales and repayments of investments                             $   103.1

  Number of new portfolio companies invested                             --
  Number of existing portfolio companies invested                         8
  Number of portfolio companies at quarter-end                           59

CONFERENCE CALL AT 10:00 A.M. ET ON AUGUST 9, 2016

PennantPark Investment Corporation ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Tuesday, August 9, 2016 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 240-1009 approximately 5-10 minutes prior to the call. International callers should dial (913) 981-5526. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through August 23, 2016 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #9852824.

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2016, our portfolio totaled $1,236.6 million and consisted of $422.0 million of senior secured debt, $508.6 million of second lien secured debt, $175.4 million of subordinated debt and $130.6 million of preferred and common equity. Our debt portfolio consisted of 81% variable-rate investments (including 77% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 19% fixed-rate investments. As of June 30, 2016, we had three companies on non-accrual, representing 3.1% and 1.6% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $123.1 million as of June 30, 2016. Our overall portfolio consisted of 59 companies with an average investment size of $21.0 million, had a weighted average yield on interest bearing debt investments of 11.8% and was invested 34% in senior secured debt, 41% in second lien secured debt, 14% in subordinated debt and 11% in preferred and common equity.

As of September 30, 2015, our portfolio totaled $1,299.0 million and consisted of $399.2 million of senior secured debt, $612.5 million of second lien secured debt, $182.5 million of subordinated debt and $104.8 million of preferred and common equity. Our debt portfolio consisted of 71% variable-rate investments (including 65% with a LIBOR or prime floor) and 29% fixed-rate investments. As of September 30, 2015, we had four companies on non-accrual, representing 9.4% and 5.5% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $125.2 million as of September 30, 2015. Our overall portfolio consisted of 61 companies with an average investment size of $21.3 million, had a weighted average yield on interest bearing debt investments of 12.1% and was invested 31% in senior secured debt, 47% in second lien secured debt, 14% in subordinated debt and 8% in preferred and common equity.

For the three months ended June 30, 2016, we invested $90.5 million in eight existing portfolio companies with a weighted average yield on debt investments of 12.4%. Sales and repayments of investments for the three months ended June 30, 2016 totaled $103.1 million. For the nine months ended June 30, 2016, we invested $307.3 million in six new and 18 existing portfolio companies with a weighted average yield on debt investments of 11.9%. Sales and repayments of investments for the nine months ended June 30, 2016 totaled $304.1 million.

For the three months ended June 30, 2015, we invested $113.3 million in three new and nine existing portfolio companies with a weighted average yield on debt investments of 10.8%. Sales and repayments of investments for the three months ended June 30, 2015 totaled $107.0 million. For the nine months ended June 30, 2015, we invested $344.8 million in eight new and 22 existing portfolio companies with a weighted average yield on debt investments of 12.1%. Sales and repayments of investments for the nine months ended June 30, 2015 totaled $289.5 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and nine months ended June 30, 2016 and 2015.

Investment Income

Investment income for the three and nine months ended June 30, 2016 was $35.5 million and $109.9 million, respectively, and was attributable to $14.3 million and $46.7 million from senior secured loans, $14.9 million and $46.2 million from second lien secured debt and the remainder from subordinated debt, preferred and common equity, respectively. This compares to investment income for the three and nine months ended June 30, 2015, which was $40.6 million and $122.5 million, respectively, and was attributable to $12.3 million and $42.6 million from senior secured loans, $19.5 million and $54.1 million from second lien secured debt, $7.2 million and $23.5 million from subordinated debt and the remainder from preferred and common equity, respectively. The decrease in investment income compared with the same periods in the prior year was primarily due to a lower yielding portfolio.

Expenses

Net expenses for the three and nine months ended June 30, 2016 totaled $17.7 million and $54.5 million, respectively. Base management fee for the same periods totaled $5.2 million (after a base management fee waiver of $1.0 million) and $15.8 million (after a base management fee waiver of $3.0 million), incentive fee totaled $3.4 million (after an incentive fee waiver of $0.6 million) and $10.6 million (after an incentive fee waiver of $2.0 million), debt related interest and expenses totaled $7.0 million and $20.7 million, general and administrative expenses totaled $1.7 million and $5.4 million and provision for taxes totaled $0.4 million and $2.0 million, respectively. This compares to expenses for the three and nine months ended June 30, 2015, which totaled $20.0 million and $60.3 million, respectively. Base management fee for the same periods totaled $6.5 million and $20.1 million, incentive fee totaled $5.2 million and $15.6 million, debt related interest and expenses totaled $6.6 million and $19.7 million and general and administrative expenses totaled $1.7 million and $4.9 million, respectively. The decrease in expenses compared with the same periods in the prior year was primarily due to the Management Fee waiver and lower portfolio size partially offset by a higher provision for taxes.

Through December 31, 2016, PennantPark Investment Advisers, LLC has voluntarily agreed, in consultation with the board of directors, to waive 16% of both base management and incentive fees, or collectively referred to as the Management Fee, correlated to our 16% energy exposure (oil & gas and energy & utilities industries) at cost as of December 31, 2015. For the three and nine months ended June 30, 2016, the Management Fee waiver was $1.6 million and $5.0 million, or $0.02 and $0.07 per share, respectively. For each the three and nine months ended June 30, 2015, there was no fee waiver.

Net Investment Income

Net investment income totaled $17.8 million and $55.5 million, or $0.25 and $0.77 per share, for the three and nine months ended June 30, 2016, respectively. Net investment income totaled $20.7 million and $62.2 million, or $0.28 and $0.83 per share, for the three and nine months ended June 30, 2015, respectively. The decrease in net investment income per share compared to the same periods in the prior year was primarily due to the repayments of higher yielding investments.

Net Realized Gains or Losses

Sales and repayments of investments for the three and nine months ended June 30, 2016 totaled $103.1 million and $304.1 million, respectively, and realized losses totaled $45.5 million and $82.1 million, respectively. Sales and repayments of investments for the three and nine months ended June 30, 2015 totaled $107.0 million and $289.5 million, respectively, and realized gains totaled $13.8 million and $31.9 million, respectively. The increase in realized losses compared with the same periods in the prior year was primarily due to certain portfolio companies sales or restructurings.

Unrealized Appreciation or Depreciation on Investments, Credit Facility, 2019 Notes and 2025 Notes

For the three and nine months ended June 30, 2016, we reported a net change in unrealized appreciation on investments of $58.0 million and $2.1 million, respectively. For the three and nine months ended June 30, 2015, we reported a net change in unrealized depreciation on investments of $30.2 million and $108.1 million, respectively. As of June 30, 2016 and September 30, 2015, our net unrealized depreciation on investments totaled $123.1 million and $125.2 million, respectively. The net change in unrealized depreciation on our investments was driven primarily by changes in the capital market conditions, financial performance of certain portfolio companies, and the reversal of unrealized depreciation (appreciation) of investments sold or restructured.

For the three and nine months ended June 30, 2016, we reported a net change in unrealized (appreciation) depreciation on our $545 million multi-currency, senior secured revolving credit facility, as amended and restated, or the Credit Facility, our 4.50% senior notes due 2019, or 2019 Notes, and our 6.25% senior notes due 2025, or 2025 Notes, of $(2.4) million and $15.6 million, respectively. For the three and nine months ended June 30, 2015, we reported a net change in unrealized depreciation on our Credit Facility, 2019Notes and 2025 Notes of $0.6 million and $2.3 million, respectively. The change compared with the same periods in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $27.8 million and $(9.0) million, or $0.39 and $(0.12) per share, for the three and nine months ended June 30, 2016, respectively. This compares to a net change in net assets resulting from operations of $4.9 million and $(11.6) million, or $0.07 and $(0.16) per share, for the three and nine months ended June 30, 2015, respectively. The increase in the net change in net assets from operations compared with the same periods in the prior year reflects the change in portfolio investment values during the reporting periods.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital and proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of June 30, 2016 and September 30, 2015, there was $117.1 million and $136.9 million (including a temporary draw of $30.0 million), respectively, in outstanding borrowings under the Credit Facility. The Credit Facility had a weighted average interest rate at the time of 2.82% and 3.07%, respectively, exclusive of the fee on undrawn commitments. The annualized weighted average cost of debt for the nine months ended June 30, 2016 and 2015, inclusive of the fee on the undrawn commitment of 0.375% on the Credit Facility and upfront fees on SBA debentures, was 4.36% and 4.55%, respectively. The Credit Facility is a five-year revolving facility with a stated maturity date of June 25, 2019, a one-year term-out period following its fourth year and pricing is set at 225 basis points over LIBOR. As of June 30, 2016 and September 30, 2015, we had $427.9 million and $408.1 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions.

As of June 30, 2016 and September 30, 2015, we had $250.0 million and $71.3 million in aggregate principal amount of 2019 Notes and 2025 Notes, respectively, with a fixed interest rate of 4.50% and 6.25% per year, respectively. As of June 30, 2016 and September 30, 2015, our SBIC Funds had $225.0 million in debt commitments, of which $197.5 million and $150.0 million was drawn, respectively. As of June 30, 2016 and September 30, 2015, the unamortized fees on the SBA debentures was $4.4 million and $3.7 million, respectively. The SBA debentures' upfront fees of 3.43% consist of a commitment fee of 1.00% and an issuance discount of 2.43%, which are being amortized.

At June 30, 2016 and September 30, 2015, we had cash and cash equivalents at fair value of $37.9 million and $49.6 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities provided cash of $34.2 million for the nine months ended June 30, 2016, and our financing activities used cash of $46.0 million for the same period. Our operating activities provided cash from sales and repayments on our investments and our financing activities used cash primarily for our stock repurchase plan.

Our operating activities provided cash of $41.4 million for the nine months ended June 30, 2015, primarily for net purchases of investments. Our financing activities used cash of $24.8 million for the same period, primarily to repay certain amounts under our Credit Facility.

STOCK REPURCHASE PROGRAM

On May 6, 2015, we announced a share repurchase plan which allows us to repurchase up to $35 million of our outstanding common stock in the open market at prices below our net asset value as reported in our then most recently published consolidated financial statements. The program expired on May 6, 2016. During the three and nine months ended June 30, 2016, we repurchased zero and 1.9 million shares of common stock, respectively, in open market transactions for an aggregate cost (including transaction costs) of zero and $12.2 million, respectively. From May 6, 2015 through the program's expiration, we purchased 4.0 million shares of common stock in open market transactions for an aggregate cost (including transaction costs) of $30.1 million.

DISTRIBUTIONS

During the three and nine months ended June 30, 2016, we declared distributions of $0.28 and $0.84 per share, respectively, for total distributions of $19.9 million and $59.9 million, respectively. For the same periods in the prior year, we declared distributions of $0.28 and $0.84 per share, respectively, for total distributions of $20.8 million and $62.8 million, respectively. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, common stockholders will be notified of the portion of those distributions may be deemed to be a return of capital. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                            June 30, 2016    September 30,
                                             (unaudited)          2015
                                           ---------------  ---------------
Assets
Investments at fair value
  Non-controlled, non-affiliated
   investments (cost--$916,933,385 and
   $1,138,155,969, respectively)           $   904,615,102  $ 1,096,719,079
  Non-controlled, affiliated investments
   (cost--$261,810,939 and $133,693,295,
   respectively)                               208,959,772       95,503,104
  Controlled, affiliated investments
   (cost--$180,718,378 and $152,387,898,
   respectively)                               123,006,217      106,825,650
                                           ---------------  ---------------
  Total of investments (cost--
   $1,359,462,702 and $1,424,237,162,
   respectively)                             1,236,581,091    1,299,047,833
Cash and cash equivalents (cost--
 $38,106,415 and $49,637,415,
 respectively)                                  37,872,854       49,619,256
Interest receivable                              7,396,797        7,590,197
Prepaid expenses and other assets                3,564,680        8,790,944
                                           ---------------  ---------------
    Total assets                             1,285,415,422    1,365,048,230
                                           ---------------  ---------------
Liabilities
Distributions payable                           19,897,034       20,430,492
Payable for investments purchased                       --        3,591,177
Credit Facility payable (cost--
 $117,143,923 and $136,864,300,
 respectively)                                 101,067,312      132,356,860
2019 Notes payable (par--$250,000,000)         249,675,000      253,102,500
SBA debentures payable (par--$197,500,000
 and $150,000,000, respectively)               193,073,622      146,269,957
2025 Notes payable (par--$71,250,000)           70,566,000       71,136,000
Base management fee payable, net                 5,200,087        6,602,029
Performance-based incentive fee payable,
 net                                             3,393,005        5,007,792
Interest payable on debt                         6,377,581        7,638,514
Accrued other expenses                             611,269        2,322,367
                                           ---------------  ---------------
    Total liabilities                          649,860,910      648,457,688
                                           ---------------  ---------------
Commitments and contingencies
Net assets
Common stock, 71,060,836 and 72,966,043
 shares issued and outstanding,
 respectively. Par value $0.001 per share
 and 100,000,000 shares authorized.                 71,061           72,966
Paid-in capital in excess of par value         822,532,643      834,711,229
Distributions in excess of net investment
 income                                        (17,850,376)     (13,424,886)
Accumulated net realized (loss) gain on
 investments                                   (63,173,143)      18,919,305
Net unrealized depreciation on investments    (123,111,284)    (125,207,012)
Net unrealized depreciation on debt             17,085,611        1,518,940
                                           ---------------  ---------------
    Total net assets                       $   635,554,512  $   716,590,542
                                           ---------------  ---------------
    Total liabilities and net assets       $ 1,285,415,422  $ 1,365,048,230
                                           ===============  ===============
Net asset value per share                  $          8.94  $          9.82
                                           ===============  ===============

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                        Three Months Ended           Nine Months Ended
                             June 30,                     June 30,
                    --------------------------  ---------------------------
                        2016          2015          2016           2015
                    ------------  ------------  ------------  -------------
Investment income:
From non-
 controlled, non-
 affiliated
 investments:
    Interest        $ 26,432,244  $ 31,722,226  $ 81,300,064  $ 101,811,852
    Other income       2,151,427     3,138,382     9,679,096      9,535,685
From non-
 controlled,
 affiliated
 investments:
    Interest           3,458,232     4,263,709     8,956,381      7,000,896
    Other income          61,094       159,437        80,521        159,437
From controlled,
 affiliated
 investments:
    Interest           3,436,797     1,357,778     9,895,449      3,998,887
                    ------------  ------------  ------------  -------------
Total investment
 income               35,539,794    40,641,532   109,911,511    122,506,757
                    ------------  ------------  ------------  -------------
Expenses:
    Base management
     fee               6,190,579     6,497,136    18,811,434     20,093,624
    Performance-
     based
     incentive fee     4,039,292     5,163,582    12,607,547     15,556,767
    Interest and
     expenses on
     debt              7,005,077     6,616,779    20,674,327     19,699,606
    Administrative
     services
     expenses            898,167       855,313     2,666,167      2,562,033
    Other general
     and
     administrative
     expenses            899,508       854,397     2,721,700      2,367,661
                    ------------  ------------  ------------  -------------
    Expenses before
     management fee
     waiver and
     provision for
     taxes            19,032,623    19,987,207    57,481,175     60,279,691
                    ------------  ------------  ------------  -------------
    Management Fee
     waiver           (1,636,779)           --    (5,027,041)            --
    Provision for
     taxes               350,000            --     2,000,000             --
                    ------------  ------------  ------------  -------------
    Net expenses      17,745,844    19,987,207    54,454,134     60,279,691
                    ------------  ------------  ------------  -------------
  Net investment
   income             17,793,950    20,654,325    55,457,377     62,227,066
                    ------------  ------------  ------------  -------------
Realized and
 unrealized gain
 (loss) on
 investments and
 debt:
Net realized (loss)
 gain on
 investments         (45,507,467)   13,820,350   (82,092,448)    31,936,928
Net change in
 unrealized
 appreciation
 (depreciation) on:
    Non-controlled,
     non-affiliated
     investments      50,184,115   (24,919,481)   27,230,048   (102,855,290)
    Controlled and
     non-
     controlled,
     affiliated
     investments       7,770,408    (5,260,674)  (25,134,320)    (5,258,057)
    Debt
     (appreciation)
     depreciation     (2,408,132)      641,430    15,566,671      2,318,310
                    ------------  ------------  ------------  -------------
    Net change in
     unrealized
     appreciation
     (depreciation)
     on investments
     and debt         55,546,391   (29,538,725)   17,662,399   (105,795,037)
                    ------------  ------------  ------------  -------------
Net realized and
 unrealized gain
 (loss) from
 investments and
 debt                 10,038,924   (15,718,375)  (64,430,049)   (73,858,109)
                    ------------  ------------  ------------  -------------
Net increase
 (decrease) in net
 assets resulting
 from operations    $ 27,832,874  $  4,935,950  $ (8,972,672) $ (11,631,043)
                    ============  ============  ============  =============
Net increase
 (decrease) in net
 assets resulting
 from operations
 per common share   $       0.39  $       0.07  $      (0.12) $       (0.16)
                    ============  ============  ============  =============
Net investment
 income per common
 share              $       0.25  $       0.28  $       0.77  $        0.83
                    ============  ============  ============  =============

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com